RENEWAL AND CONSOLIDATION
                                 PROMISSORY NOTE

$250,000.00                                       Miami, Florida April 16, 1999


ON DEMAND, for value received, TEPUAL, S.A. (the "Borrower"), a Chilean corporation, whose address is General Ekdahl 159, Santaigo, Chile, promises to pay the order of THE HEMISPHERE NATIONAL BANK (the "Lender"), a Florida banking corporation, at 2159 Coral Way, Miami, Florida 33145, or at such other place as may from time to time be designated by the holder hereof from the date hereof, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00), together with the interest on the unpaid principal balance hereof from the date hereof at a rate per annum equal to the Prime Rate plus 1.50%. For the purposes of this Note, the "Prime Rate" shall mean the rate of interest published in the Wall Street Journal from time to time. Today the "Prime Rate" is 7.75%, for an Initial rate of 9.75%.

This Note is a Revolving Credit Note which is payable on demand. The holder hereof may demand payment thereof at any time with or without reasons. Until such time as Lender shall determine to demand payment of hereof. Lender may make loans to the Borrower up to the maximum amount of principal set forth above and, unless Lender shall have made demand for payment hereof, Borrower is permitted to borrow and repay said loans and to re-borrow amounts hereunder up to the maximum amount of principal set forth above.

This facility shall be reviewed annually beginning on December 31, 1999 and on the same day each year that this note is in effect.

This is a renewal and consolidation of Promissory Note dated March 5, 1999 between Borrower or Lender in the amount of Seventy Thousand and 00/100 ($70,000.00) and Promissory Note dated April 16, 1999 between borrower and lender in the amount of One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00).

Any request for an advance hereunder, excepting only the initial advance which may be made concurrently with the execution hereof, shall be made in writing and shall be delivered to the Lender at its offices no less than two (2) business days, prior to the date on which the Borrower requires such advance. Lender shall have no obligation to make any advances while Borrower is in default hereunder.

Interest shall be payable monthly in arrears, principal shall be due on demand. If no demand is made then principal shall be due at the maturity of each advance. Maximum tenor shall be one hundred and eighty (180) days from date of advance. Interest shall be calculated based upon the actual number of days elapsed divided by Three Hundred Sixty (360).


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If any installment of principal or interest is due on a day which is not a
Business Day (hereinafter defined), then said paid installment shall be due on the next following Business Day. "Business Day" shall mean a day, which the Lender is open for business in Miami, Florida.

If principal is not paid within ten (10) days of demand therefor, or any installment of interest is not paid on the date when due, the principal as of to said due date shall earn interest from such due date to the date payment is actually received by lender at the highest rate of interest then allowed by law. Late charges equal to 5% will be charged on any installment not paid within ten
(1) days of the due date.

Nothing contained in this Note shall entitle the Lender to interest payments, which are calculated at a rate in excess of the maximum interest rate permitted by law. If any law governing this Note is finally interpreted so that the interest or other loan charges collected or to be collected hereunder exceed the interest rate permitted by law, then any such interest or loan charges shall be reduced by the amount necessary to reduce the aggregate thereof to the limits permitted by law and any sums collected by the Lender which exceed the permitted limits will be refunded to the Borrower. Such refund may be made by reducing the principal amount owed hereunder or by a direct payment to the Borrower.

All credit facilities are to be cross collateralized and a default in one shall constitute a default in all others. Collateral securing other loans with us may also secure this loan. To the extent that collateral previously has been given to Lender by any person which may secure this loan, whether directly or indirectly, it is specifically agreed that all such collateral consisting of household goods will not secure this loan. In addition, if any collateral requires the giving of a right of recission under Truth in Lending for this loan, such collateral also will not secure this loan unless and until all required notices of that right have been given.

This Note shall be governed by and construed in accordance with the laws of the State of Florida


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THE BORROWER HEREBY, AND THE LENDER BY ITS ACCEPTANCE OF THIS NOTE, KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER MAKING THE LOAN EVIDENCED BY THIS NOTE.

                                                        TEPUAL, S.A.


                                                        /s/Max Rutman
                                                        ---------------------
                                                        Max Rutman, President





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